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                                                                     Exhibit 1.1


                                                                  EXECUTION COPY

                                  $100,000,000
                                DIMAC CORPORATION
                   12-1/2% Senior Subordinated Notes Due 2008

                               PURCHASE AGREEMENT

                                                                October 16, 1998

CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST UNION CAPITAL MARKETS, A DIVISION
  OF WHEAT FIRST SECURITIES, INC.
WARBURG DILLON READ LLC
   C/O CREDIT SUISSE FIRST BOSTON CORPORATION
         ELEVEN MADISON AVENUE,
            NEW YORK, NY  10010-3629

Dear Sirs:

         1. Introductory. DIMAC Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") $100,000,000 aggregate principal amount of its 12-1/2% Senior Subordinated Notes Due 2008 (the "Offered Securities"). The Offered Securities will be unconditionally guaranteed on a senior subordinated basis (the "Subsidiary Guaranties") by each domestic subsidiary of the Company signatory hereto (the "Subsidiary Guarantors"). The Offered Securities will be issued under an indenture dated as of October 15, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee (the "Trustee"). The United States Securities Act of 1933 is herein referred to as the "Securities Act."

         The Offered Securities are being issued and sold in connection with a Refinancing (as defined below) by the Company pursuant to which the Company intends to (i) purchase $100.0 million outstanding 11-5/8% Senior Notes Due 2002 (the "AmeriComm Senior Notes") of AmeriComm Direct Marketing, Inc., ("ADMI"), a subsidiary of the Company, through a tender offer and consent solicitation (the "Tender Offer and Consent Solicitation"), (ii) purchase 12-1/2% Senior Notes Due 2003 (the "AmeriComm Holdings Senior Notes") of AmeriComm Holdings, Inc., a subsidiary of the Company, (iii) repay senior bank indebtedness of ADMI under its existing credit agreement, (iv) reduce its amount of revolving loans outstanding under its senior secured credit agreement and (v) pay certain fees and expenses incurred in connection with the offering of the Offered Securities and the Tender Offer and Consent Solicitation (collectively, together with the Tender Offer and Consent Solicitation, the "Refinancing").

         The Company hereby agrees with the several Purchasers as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

                  (a) A preliminary offering circular and an offering circular relating to the Offered Securities have been prepared by

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          the Company. Such preliminary offering circular (the "Preliminary
          Offering Circular") and offering circular, (the "Offering Circular") as both are supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of Offered Securities are hereinafter collectively referred to as the "Offering Document". On the date of each such document, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

                  (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect upon the condition (financial or other), results of operations, business affairs or business prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Offering Document, and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Offering Document, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                  (d) The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at equity or law).

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                  (e) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Offered Securities.

                  (f) The Registration Rights Agreement dated the date hereof (the "Registration Rights Agreement") has been duly authorized, executed and delivered by the Company, and conforms in all material respects to the description thereof contained in the Offering Document. The Registration Rights Agreement constitutes a valid and legally binding obligation of the Company, and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at equity or law) and, as to rights of indemnification or contribution, to principles of public policy or federal or state securities laws relating thereto.

                  (g) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Offering Document, this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, other than those that have been obtained or made, or as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Offered Securities.

                  (h) The execution, delivery and performance of the Indenture, the Registration Rights Agreement, this Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, (ii) any agreement or instrument to which the Company or any of its respective subsidiaries is a party or by which the Company or any of its respective subsidiaries is bound or to which any of the properties of the Company or any of its respective subsidiaries is subject; except, in the case of clause (i) and (ii) above, for such breaches, defaults or violations that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or (iii) the charter or by-laws of the Company or any of its respective subsidiaries and the Company has the requisite corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company.

                  (j) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as


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          disclosed in the Offering Document, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (k) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (l) No labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

                  (m) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (n) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its subsidiaries is aware of any pending investigation which might lead to such a claim.

                  (o) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, are reasonably likely to individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Registration Rights Agreement or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or contemplated.

                  (p) The financial statements included in the Offering Document present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been

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          prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly related to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (q) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (r) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act") ; and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, the Company will not be an "investment company" as defined in the Investment Company Act.

                  (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (t) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (u) Neither the Company, nor any of its affiliates, nor any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

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         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at a purchase price of 94.233% of the principal amount thereof plus accrued interest, if any, from October 22, 1998 to the Closing Date (as hereinafter defined), $100,000,000 aggregate principal amount of the Offered Securities.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475, at 9:00 A.M. (New York time), on October 22, 1998 or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Offered Securities will be made available for checking at the above office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A ("Rule 144A") or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:


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                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

         (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

         (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser also severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

         5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

                  (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which such consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company will notify CSFBC promptly of such event and will prepare promptly, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to CSFBC copies of, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC on the date hereof four copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when


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        the Company is not subject to Section 13 or 15(d) of the Exchange
        Act, the Company promptly will furnish or cause to be furnished to CSFBC and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of preparing, printing and distributing all such documents.

                  (c) The Company will use its reasonable best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that neither the Company nor any Subsidiary Guarantor will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (d) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, (i) as soon as available, a copy of each report or other document furnished to the Commission pursuant to Rule 12g3-2(b) under the Exchange Act and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its shareholders generally or to the Commission).

                  (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

                  (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation of this Agreement, the Offered
         Securities, the Indenture, the Offering Document and amendments and supplements thereto, the Registration Rights Agreement and any other document relating to the issuance, offer, sale and delivery of the Offered Securities (not including fees of counsel to the Purchasers);
         (iii) the cost of qualifying the Offered Securities for trading in The Portal-SM- Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto; (iv) the cost of any advertising requested by the Company in connection with the issue of the Offered

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         Securities; (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities and (vii) expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

                  (i) In connection with the offering, until CSFBC shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or publicly disclose the intention to make such offer, sale, pledge or disposal without the prior consent of CSFBC. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
         Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder, to cease to be applicable to the offer and sale of the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Andersen LLP, in agreed form, confirming that they are independent certified public accountants with respect to AmeriComm Holdings, Inc. ("AmeriComm") under Rule 101 of the AICPA's Code of Professional Conduct and to the effect that:

                           (i) in their opinion, their review of the financial
                  statements of AmeriComm included in the Offering Circular is substantially consistent with the due diligence review process they would have performed if the placement of securities were being registered pursuant to the Act;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a


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                  review of interim financial information as described in the
                  Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Circular;

                           (iii) on the basis of a reading of the latest
                  available interim financial statements of AmeriComm, inquiries of officials of AmeriComm who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) any material modifications should be
                           made to the unaudited consolidated financial statements included in the Offering Document for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or increase in long-term debt of AmeriComm and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets or increase in stockholders' equity (deficit), as compared with amounts shown on the latest balance sheet included in the Offering Circular; or

                                    (C) for the period from the closing date of
                           the latest income statement included in the Offering Circular to the closing date of the latest available income statement read by such accountants, there were decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Circular, in operating income or net income (loss) before extraordinary item.

                           except in all cases set forth in clauses (B) and (C)
                  above for changes, increases or decreases which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of AmeriComm subject to the internal controls of AmeriComm's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

                  (b) The Purchasers shall have received a letter dated the date of this Agreement of Arthur Andersen LLP, in agreed form, confirming that they are independent certified public accountants with respect to DIMAC Direct Marketing Corporation ("DIMAC

         Marketing") under Rule 101 of the AICPA's Code of Professional Conduct and to the effect that:

                           (i) in their opinion, their review of the financial
                  statements of DIMAC Marketing included in the Offering Circular is substantially consistent with the due diligence review process they would have performed if the placement of securities were being registered pursuant to the Act;

                           (ii) on the basis of a reading of the latest
                  available interim financial statements of DIMAC Marketing, inquiries of officials of DIMAC Marketing who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) any material modifications should be
                           made to the unaudited consolidated financial statements included in the Offering Circular for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or increase in long-term debt of DIMAC Marketing and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets or increase in stockholders' equity (deficit), as compared with amounts shown on the latest balance sheet included in the Offering Circular; or

                                    (C) for the period from the closing date of
                           the latest income statement included in the Offering Circular to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included on the Offering Circular, in operating income or net income (loss) before extraordinary item.

                           except in all cases set forth in clauses (B) and (C)
                  above for changes, increases or decreases which are described in such letter;

                           (iii) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Circular (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of DIMAC Marketing and its subsidiaries subject to the internal controls of DIMAC Marketing's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;


                  (c) The Purchasers shall have received a letter dated the date of this Agreement of Arthur Andersen LLP, in agreed form, to the effect that:

                                     (A) they have read the summary unaudited
                           pro forma combined consolidated balance sheets and unaudited pro forma combined consolidated statements of operations of the Company for the year ended December 31, 1997, the six months ended June 30, 1998 and the twelve months ended June 30, 1998;

                                    (B) inquired of certain officials of the
                           Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments; and

                                    (C) proved the arithmetic accuracy of the
                           application of the pro forma adjustments.

                  Based on the procedures described in the preceding sentence, nothing came to their attention that caused them to believe that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma combined consolidated financial statements.

                  (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Purchasers is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuers on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (e) The Purchasers shall have received an opinion, dated the Closing Date, of counsel for the Company, that:

                           (i) Each of the Company and its subsidiaries has been
                  duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each of the Company and its respective subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

                           (ii) The Indenture has been duly authorized, executed
                  and delivered by the Company; the Offered Securities have been duly authorized, executed, issued and delivered by the Company and conform in all material respects to the description thereof contained in the Offering Document; and assuming due authorization, execution and delivery of the Indenture by the Trustee and the due authentication of the Offered Securities by the Trustee, the Indenture and the Offered Securities constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

                           (iii) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act of 1940;

                           (iv) No consent, approval, authorization or order of,
                  or filing with, any Federal, New York or Delaware governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, and the consummation of the transactions under the Registration Rights Agreement, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of the various states of the United States;

                           (v) The execution, delivery and performance of the
                  Indenture, the Registration Rights Agreement and this Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any New York, Delaware or federal statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument of which counsel is aware to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (iii) the charter or by-laws of the Company or any such subsidiary, and the Company has the requisite corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                           (vi) Although such counsel has not independently
                  verified the accuracy, completeness or fairness of such statements, such counsel does not believe that the Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of such the Closing Date (other than the financial and market data and statistical information contained or incorporated by reference therein, as to which such counsel expresses no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vii) The Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Offering Document and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

                         (viii) This Agreement has been duly authorized,
                  executed and delivered by the Company; and

                           (ix) It is not necessary in connection with (i) the
                  offer, sale and delivery of the Offered Securities by the Company to the Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchasers in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act, in each case assuming
                  (a) the accuracy of the representations, warranties and agreements of the Company and of the Purchasers in this Agreement and (b) that the persons who buy the offered Securities in the initial resale thereof are QIB's or purchase such Offered Securities outside the United States in reliance on Regulation S under the Securities Act.

                           (x) To their knowledge, except as disclosed in the
                  Offering Document, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would constitute a Material Adverse Effect.

                  (f) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of the Company or any subsidiary except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (h) The Purchasers shall have received letters, dated the Closing Date, of Arthur Andersen LLP which meet the requirements of subsection (a) and (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

                  (i) Concurrently with or prior to the issue and sale of the Offered Securities by the Company, (i) DIMAC Holdings, Inc. ("Holdings") shall have contributed $39.3 million of additional equity to the Company (consisting of $10.0 million of additional equity to be provided to Holdings by certain investors and $29.3 million of net proceeds from the issuance of $30.0 million aggregate principal amount of 15-1/2% Senior Notes due 2009 (the "Holdings Notes")) (ii) the Company shall have borrowed $45.0 million of additional term loans under the Senior Secured Credit Facility (as defined in the Offering Document).

                  (j) Concurrently with or prior to the issue and sale of the Offered Securities by the Company, the Company and all parties thereto shall have consummated the Refinancing.

                  (k) On the Closing Date, the Company shall deliver to the Initial Purchasers executed copies of the indenture relating to the Holdings Notes, which indenture shall be in form and substance satisfactory to the Initial Purchasers.

                  (l) On or prior to the Closing Date, to the extent the Company or any of its subsidiaries has any obligations relating to any claims arising under or related to the issue and sale of the Holdings Notes, the Initial Purchasers shall have received a subordination agreement relating to such claims, which subordination agreement shall be in form and substance satisfactory to the Initial Purchasers.

         The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company and the Subsidiary Guarantors will jointly and severally indemnify and hold harmless the Purchasers against any losses, claims, damages or liabilities, joint or several, to which the Purchasers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Purchasers for any legal or other expenses reasonably incurred by the Purchasers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

         (b) The Purchasers will severally and not jointly indemnify and hold harmless the Company and the Subsidiary Guarantors against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchasers consists of (i) the following information in the Offering Document: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning over-allotments and stabilizing on the inside front cover page, the first paragraph under the caption "Plan of Distribution" and the statements under the captions "Risk Factors - Absence of Public Market for the Notes" and "Transfer Restrictions" regarding the intention of the Purchasers to make a market in the Offered Securities.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above except to the extent materially prejudiced thereby. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement and as set forth in the Offering Documents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchasers within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in
Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (C), (D) or (E) of Section 6(d)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to them at DIMAC Corporation, 5775 Peachtree Dunwoody Road, Suite C-150, Atlanta, Georgia 30342, Attention: Scott Ebert.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchasers in accordance with its terms.

                                      Very truly yours,

                                      DIMAC CORPORATION,

                                         by /s/ James Wu
                                           ------------------------------------
                                            Name: James Wu
                                            Title: Assistant Secretary

                                      SUBSIDIARY GUARANTORS:

                                      DIMAC MARKETING CORPORATION,

                                         by /s/ James Wu
                                           ------------------------------------
                                            Name: James Wu
                                            Title: Assistant Secretary

                                      DIMAC DIRECT, INC.,

                                         by /s/ James Wu
                                           ------------------------------------
                                            Name: James Wu
                                            Title: Assistant Secretary

                                      PALM COAST DATA INC.,

                                         by /s/ James Wu
                                           ------------------------------------
                                            Name: James Wu
                                            Title: Assistant Secretary

                                      THE McCLURE GROUP INC.,

                                         by /s/ James Wu
                                           ------------------------------------
                                            Name: James Wu
                                            Title: Assistant Secretary

                                      WILCOX & ASSOCIATES INC.,

                                         by /s/ James Wu
                                           ------------------------------------
                                            Name: James Wu
                                            Title: Assistant Secretary

                                      MBS/MULTIMODE INC.,

                                         by        /s/ James Wu
                                           ------------------------------------
                                            Name: James Wu
                                            Title: Assistant Secretary

                                      AMERICOMM HOLDINGS, INC.,

                                         by         /s/ James Wu
                                           ------------------------------------
                                             Name: James Wu
                                             Title: Assistant Secretary

                                      AMERICOMM DIRECT MARKETING, INC.,

                                         by         /s/ James Wu
                                           ------------------------------------
                                             Name:  James Wu
                                             Title: Assistant Secretary

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE FIRST BOSTON
  CORPORATION
FIRST UNION CAPITAL MARKETS
WARBURG DILLON READ LLC

Acting on behalf of themselves and
as the Representatives of the
several Purchasers

By:  CREDIT SUISSE FIRST BOSTON
        CORPORATION

By:       /s/ Richard Gallent
   -----------------------------------------------
     Name:    Richard Gallent
     Title:   Managing Director

                                   Schedule A



                                                                                         Principal Amount
                                                                                           at maturity of
           Purchaser                                                                   Offered Securities
           ---------                                                                   ------------------
Credit Suisse First Boston Corporation.....................................                  $ 60,000,000

First Union Capital Markets, a division of Wheat
First Securities, Inc......................................................                    20,000,000

Warburg Dillon Read LLC....................................................                    20,000,000
                                                                                       ------------------
                     Total.................................................                  $100,000,000
                                                                                       ------------------
                                                                                       ------------------












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